UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

Retail Properties of America, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) on May 28, 2020. The total number of shares of common stock entitled to vote at the Annual Meeting was 214,121,973, of which 183,417,955 shares, or approximately 86%, were present online or by proxy. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a)    Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2021 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Bonnie S. Biumi	151,757,018	12,802,868	1,018,620	17,839,449
Frank A. Catalano, Jr.	146,154,795	18,386,799	1,036,912	17,839,449
Robert G. Gifford	149,058,929	15,483,593	1,035,984	17,839,449
Gerald M. Gorski	145,607,111	18,926,999	1,044,396	17,839,449
Steven P. Grimes	151,388,394	13,682,457	507,655	17,839,449
Richard P. Imperiale	149,245,187	15,301,440	1,031,879	17,839,449
Peter L. Lynch	133,619,887	30,547,419	1,411,200	17,839,449
Thomas J. Sargeant	151,766,100	13,314,399	498,007	17,839,449

A “broker non-vote” occurs when a broker (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2021 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal.

(b)    With respect to the advisory resolution approving the compensation of the Company’s named executive officers, there were 151,644,339 votes for the resolution, 13,282,513 votes against the resolution, 651,654 votes abstaining from voting on the resolution and 17,839,449 broker non-votes. Based on the foregoing voting results, the advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders. Of the total votes cast, over 91% voted in favor of the advisory resolution approving the compensation of the Company’s named executive officers.

(c)    With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2020, there were 170,242,250 votes for the ratification, 12,581,847 votes against the ratification, 593,858 votes abstaining from voting on the ratification and no broker non-votes. Based on the foregoing voting results, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2020 was duly ratified by the Company’s stockholders. Of the total votes cast, over 93% voted to ratify such appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M Swinehart
Julie M. Swinehart
Date: June 2, 2020		Executive Vice President, Chief Financial Officer and Treasurer